Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

Unifi, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Greensboro, North Carolina
February 6, 2019